Exhibit 10.28
DISTRIBUTOR AGREEMENT

Here on this 28th day of May, 2006 U.S. Energy Initiatives Corporation (USEIC) a U.S. corporation and Autogas (Asia) LTD registered in Thailand (Greengas NGV) have entered into an agreement for the purpose of distributing the Hybrid Fuel System, dual fuel Diesel/CNG and Diesel LPG Fuel systems.

The terms and Conditions of this agreement are defined in the attached appendixes and attached to the document for the purpose of defining the program parameters and limited to the items defined within those documents.

As a condition to this Agreement and the rights granted herein throughout, Autogas (Asia) Ltd shall cause for the purchase of a minimum of 500 dual fuel systems prior to December 31, 2006 and shall cause for the purchases of a minimum of 1,000 dual fuel systems by December 31, 2007.

MATRIXES OF APPENDIXES

A	Customer Summary Information	G	Marketing Program Definition
B	Program Checklist	G1	Marketing Territories
C	Engine Checklist	G2	Annualized Volumes
D	Freight Agreement	G3	Timeline
E	Warranty Terms	G4	Term of Agreement
E1	HFS Labor Time Guide	G5	Localization Agreement
E2	Warranty Process
F1	Service Terms and Agreements
F2	Service Process

This agreement shall be in effect for the terms specified in appendix G4 and subject to all the stipulations of all signed and attached documents which identify all the agreements between the parties subject to this program.

The parties hereby have reviewed and acknowledge by their respective signature and agree to all terms of this program.

/s/ Robin G Hughes	Title: Managing Director	Date: May 30, 2006
Robin G. Hughes

/s/ Marc Clancy	Title: Chief Executive Officer	Date: May 30, 2006
Marc Clancy

/s/	Title:	Date:
Roger Toale